UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Stationsplein 45 3013 AK Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On December 18, 2014, LyondellBasell Industries N.V. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing that the Supervisory Board of Directors appointed Bhavesh V. “Bob” Patel as Chief Executive Officer of the Company, effective January 12, 2015 (the “Effective Date”). This Amendment No. 1 to the Original Form 8-K is being filed to announce that, as of the Effective Date, Mr. Patel became Chief Executive Officer of the Company and Chairman of the Company’s Management Board and to provide additional information in connection with his appointment.

Mr. Patel, age 48, joined the Company in March of 2010 as Senior Vice President, Olefins and Polyolefins – Americas. From November 2010 until 2013, Mr. Patel served as Senior Vice President, Olefins and Polyolefins – EAI and Technology. Mr. Patel was promoted in October 2013 to the role of Executive Vice President, Olefins and Polyolefins – EAI and Technology, and he served in that role until his appointment as Chief Executive Officer. In April of 2014, Mr. Patel was appointed to the Company’s Management Board. Prior to joining the Company, Mr. Patel served at Chevron Phillips Chemical Company in several positions of increasing responsibility, most recently as General Manager, Olefins and NGLs.

Mr. Patel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment agreement with Mr. Patel on December 18, 2014 (the “Agreement”), the material terms of which were summarized in the Original Form 8-K. In accordance with the terms of the Agreement, on the Effective Date, Mr. Patel was granted a one-time equity award under the LyondellBasell Industries 2010 Long-Term Incentive Plan, as amended (the “Plan”) in the form of a combination of time-based restricted stock units (“Restricted Stock Units”) awarded pursuant to a One-Time Restricted Stock Unit Award Agreement (the “One-Time RSU Award Agreement”) and time-based nonqualified stock options (“Stock Options”) awarded pursuant to a One-Time Nonqualified Stock Option Award Agreement (the “One-Time Option Award Agreement” and, together with the One-Time RSU Award Agreement, the “Agreements”). The forms of Agreements were adopted by the Company for use beginning on the Effective Date for one-time grants to executive officers under the Plan. The terms of the Agreements, as described more fully below, are materially consistent with the terms of agreements for named executive officers previously disclosed by the Company, with the exception of the vesting schedules and the addition of a non-competition covenant.

Pursuant to the Agreements, both the Restricted Stock Units and the Stock Options (collectively, the “Awards”) will vest over the five year period from the initial grant date, with 10% vesting on the first anniversary of the grant date, 15% vesting on the second anniversary of the grant date, and 25% vesting on each of the third, fourth and fifth anniversaries of the grant date. Notwithstanding the foregoing, the Awards will automatically vest upon involuntary termination of employment without Cause or termination of employment with good reason if such termination of employment occurs within one year after the occurrence of a Change of Control (as such terms are defined in the Plan). The Awards will also automatically vest upon termination of employment due to death or Disability (as defined in the Plan). In addition, in the event of termination without Cause or retirement, a pro rata portion of the Awards will automatically vest.

The foregoing does not constitute a complete summary of the terms of the Agreements, and reference is made to the complete text of the Agreements, the forms of which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of One-Time Restricted Stock Unit Award Agreement

10.2	Form of One-Time Nonqualified Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: January 15, 2015	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

10.1	Form of One-Time Restricted Stock Unit Award Agreement

10.2	Form of One-Time Nonqualified Stock Option Award Agreement